UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2013
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-54751 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada (Address of principal executive offices)	V6E 2R1 (Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

On May 29, 2013, we entered into an agreement to amend and restate the agreement to the original property purchase agreement that was dated May 7, 2012 (the "Amended and Restated Agreement") with Fitzgerald Living Trust for the purchase of the Fitzgerald Ranch, which also supersedes the amendment agreement dated November 8, 2012, as follows:

(a)     the purchase price has been increased to $17,000,000 and is to be paid as follows:

(i)     the parties acknowledged that we have already paid $1,000,000 to Fitzgerald Living Trust;
(ii)     a payment of $500,000 on the earlier of October 31, 2013, or within 30 days of closing our next financing;
(iii)     a payment of $500,000 to be paid on December 31, 2013;
(iv)     a payment of $1,000,000 to be paid on December 31, 2014; and
(v)     the balance of $14,000,000 to be paid on the closing of the sale which is on or before June 15, 2015;

(b)     we have provided Fitzgerald Living Trust with the option to enter into a grazing lease on the property at the rate currently being charged by the Petrified Forest National Park, with the period of the lease being 5 years, with the option to renew for an additional 5 year term. The parties agreed that any ranching use of the property is secondary, and subject to mineral exploration and development;

(c)     during the term of the Amended and Restated Agreement, Fitzgerald Living Trust grants to us the right to enter into and on the property as set forth in the agreement to explore for, develop, core drill and sample ores, minerals and metals which are or may be found therein or thereon; provided however, that such ores, minerals and metals may only be removed, treated and produced in de minimus amounts from the core borings, solely for the purpose of determining the saturation and existence of such ores, minerals and metals and in no event shall we be permitted to sell any such ores, minerals or metals; and

(d)     the construction of roads shall be subject to the prior written approval of Fitzgerald Living Trust, which approval shall not unreasonably be withheld and shall be given in a timely manner.

The Amended and Restated Agreement is subject to TSX Venture Exchange approval.

The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Agreement, which was attached as Exhibit 10.17 to our Annual Report on Form 10-K filed with the SEC on May 31, 2013, and is incorporated herein by reference.

SECTION 7 - REGULATION FD

Item 7.01     Regulation FD Disclosure

On June 3, 2013, we issued a news release announcing that we have entered into an amendment agreement with the Fitzgerald Trust to purchase the Fitzgerald Ranch property, whereby among other terms, the closing is now set for June 30, 2015 along with periodic payments prior to closing.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
10.1	Agreement to Amend and Restate Agreement to Purchase Real Estate between Fitzgerald Living Trust and Passport Potash Inc., dated May 29, 2013 (1)
99.1	Press Release dated June 3, 2013

(1)     Filed as Exhibit 10.17 to our Annual Report on Form 10-K filed with the SEC on May 31, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.
Date: June 3, 2013	/s/ Laara Shaffer Name: Laara Shaffer Title: Chief Financial Officer and a director

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